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                                                                    EXHIBIT (23)

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements of MedPartners, Inc. and in the related Prospectus of our report dated February 3, 1997, with respect to the consolidated financial statements of MedPartners, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 1996 as follows:


     Form S-8 No. 033-86806 pertaining to the 1993 Stock Option Plan;
     Form S-8 No. 333-11875 pertaining to MedPartners Incentive Compensation
      Plan;
     Form S-8 No. 333-11127 pertaining to the 1995 Stock Option Plan;
     Form S-8 No. 333-05703 pertaining to MedPartners' Employee Savings Plan; Form S-8 No. 333-14159 pertaining to Caremark's Employee Savings Plan;
     Form S-8 No. 333-14163 pertaining to Caremark's Non-Employee/Director Stock
      Option Plan and Caremark's Stock Purchase Plan;
     Form S-8 No. 333-16863 pertaining to MedPartner's Employee Stock Purchase
      Plan;
     Form S-3 No. 333-17337 pertaining to the Affiliated Stock Purchase Plan;
      and
     Form S-3 No. 333-17339 pertaining to the resale of common stock by certain selling stockholders.

                                          ERNST & YOUNG LLP


May 15, 1997